UNITED STATES
             SECURITIES AND EXCHANGE COMMISSION

                   Washington, D.C. 20549


                          FORM 8-K


                       CURRENT REPORT

             PURSUANT TO SECTION 13 OR 15(d) OF
           THE SECURITIES AND EXCHANGE ACT OF 1934


 Date of Report (Date of Earliest Event Reported)  February 9, 2004


  AEI NET LEASE INCOME & GROWTH FUND XX LIMITED PARTNERSHIP
    (Exact Name of Registrant as Specified in its Charter)

                     State of Minnesota
      (State or other Jurisdiction of Incorporation or
                        Organization)




           0-23778                      41-1729121
   (Commission File Number)          (I.R.S. Employer
                                   Identification No.)


 30 East 7th Street, Suite 1300, St. Paul, Minnesota  55101
          (Address of Principal Executive Offices)


                       (651) 227-7333
    (Registrant's telephone number, including area code)


    (Former name or former address, if changed since last
                           report)

Item 2.   Acquisition or Disposition of Assets.

       On February 9, 2004, the Partnership purchased a 50% interest in a Jared Jewelry store in Hanover, Maryland from Transmills, LLC. The total cash purchase price of the land and building was approximately $3,927,600. The remaining interest in the property was purchased by AEI Income & Growth Fund XXI Limited Partnership, an affiliate of the Partnership. Transmills, LLC is not affiliated with the Partnership.

       The cash, used in purchasing the property, was from the proceeds of sale of properties.

Item 7. Financial Statements and Exhibits.

         (a) Financial statements of businesses acquired - Not
             Applicable.

         (b) On February 9, 2004, the Partnership purchased its 50% interest in the property for $1,963,800. The property was acquired with cash which was provided from proceeds of sale of properties. A limited number of proforma adjustments are required to illustrate the effects of the transaction on the balance sheet and income statement. The following narrative description is furnished in lieu of the proforma statements:

             Assuming the Partnership had acquired the property on January 1, 2002, the Partnership's Investments in Real Estate would have increased by $1,963,800 and its Current Assets
             (cash) would have decreased by $1,963,800.

             The Rental Income for the Partnership would have increased from $1,857,092 to $2,011,062 for the year ended December 31, 2002 and from $917,801 to $1,033,278 for the nine months ended September 30, 2003 if the Partnership had owned the property during the periods.

             Depreciation  Expense would have  increased  by
             $32,502   and  $24,376  for  the   year   ended
             December  31,  2002 and the nine  months  ended
             September 30, 2003, respectively.

             The net effect of these proforma adjustments would have caused Net Income to increase from $3,400,169 to $3,521,637 and from $1,183,542 to $1,274,643, which would have resulted in Net Income of $153.48 and $56.05 per Limited Partnership Unit outstanding for the year ended December 31, 2002 and the nine months ended September 30, 2003, respectively.

         (c)  Exhibits

              Exhibit 10.1 - Assignment of Purchase Agreement
                             dated January  2,  2004  between
                             the  Partnership,   AEI   Income
                             & Growth  Fund    XXI    Limited
                             Partnership   and    AEI    Fund
                             Management,  Inc.  relating   to
                             the  Property  at  7684  Arundel
                             Mills, Hanover, Maryland.

              Exhibit 10.2 - Assignment   and   Assumption of
                             Lease   dated February  9,  2004
                             between  the  Partnership,   AEI
                             Income   & Growth    Fund    XXI
                             Limited      Partnership     and
                             Transmills,  LLC    relating  to
                             the  Property   at  7684 Arundel
                             Mills,  Hanover, Maryland.


                         SIGNATURES

     Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              AEI NET LEASE INCOME & GROWTH
                              FUND XX LIMITED PARTNERSHIP

                              By:  AEI Fund Management  XX, Inc.
                               Its:    Managing  General Partner


Date:  February 17, 2004      /s/ Patrick W Keene
                              By:  Patrick W. Keene
                                 Its Chief Financial Officer